UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
AND THE THREE MONTHS ENDED MARCH 31, 2005

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 give effect to the acquisition as defined in the Share Exchange Agreement (the “Agreement”) that closed on April 29, 2005 of all the outstanding common stock of Edentify, Inc. (“Edentify”) in exchange for 21,000,000 shares of Budgethotels Network, Inc. (the “Company”) common stock and a Share Rights Certificate entitling them to receive the balance of the shares necessary to give the owner of Edentify and nominees collectively approximately 88.2% of the Company’s issued and outstanding common stock. A portion of the 21,000,000 shares of the Company’s common stock noted above are to be set aside for the satisfaction of a current liability of approximately $806,000 on Edentify’s balance sheet as of March 31, 2005, pursuant to Edentify’s purchase of software and verification technology on March 28, 2005. The issuance of the 21,000,000 shares is prior to the effect of a 10-for-1 reverse stock split as described below in the unaudited pro forma consolidated balance sheet as of March 31, 2005.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 2005. Edentify’s inception of operations was August 27, 2004 and is considered a Development Stage Company. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of the Company would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of the Company that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of the Company as of February 28, 2005, appearing in the Company’s Form 10Q as well as the consolidated financial statements and notes as of November 30, 2004 and for each of the two years in the period then ended appearing in the Company’s Form 10-KSB and the historical financial statements of Edentify, Inc. appearing elsewhere in this filing.

Unaudited Pro Forma Consolidated Statement of Operations
For the year Ended December 31, 2004

		Budgethotels
	Edentify,	Networks,	Pro Forma	Pro Forma
	Inc.	Inc.	Adjustments	Consolidated

Revenues:
Sales, net	$—	$481,745	—	481,745
Total revenues:	—	481,745	—	481,745
Cost of sales	—	148,783	—	148,783

Gross profit	—	332,962	—	332,962

Operating expenses:
Selling expenses	—	—	—	—
General & administrative expenses	14,478	537,652	—	552,130
Depreciation	—	48,422	—	48,422
Bad debt expense	—	12,142	—	12,142

Total operating expenses	14,478	598,216	—	612,694
Other income:
Other income (expense)	—	(21,651)	—	(21,651)

Total other income / (expense)	—	(21,651)	—	(21,651)

Net loss from operations before income taxes	(14,478)	(286,905)	—	(301,383)
Income tax expense	—	—	—	—	(2)

Net loss	$(14,478)	$(286,905)	—	$(301,383)

Basic and diluted loss per share				$(.01)	(1)

Weighted average shares outstanding				24,501,425

Unaudited Pro Forma Consolidated Statement of Operations
For The Three Months Ended March 31, 2005

		Budgethotels,
	Edentify,	Networks,	Pro Forma	Pro Forma
	Inc.	Inc.	Adjustments	Consolidated

Revenues:
Sales, net	$—	$71,341	—	71,341
Total revenues:	—	71,341	—	71,341
Cost of sales	—	14,313	—	14,313

Gross profit	—	57,028	—	57,028

Operating expenses:
Selling expenses	—	—	—	—
General & administrative expenses	166,340	92,536	—	258,876
Depreciation	356	—	—	356
Bad debt expense	—	6,000	—	6,000

Total operating expenses	166,696	98,536	—	265,232
Other income /(expense):
Other income (expense)	(538)	—	—	(538)
Interest expense	(1,986)			(1,986)

Total other income /(expense)	(2,524)	—	—	(2,524)

Net loss from operations before income taxes	(169,220)	(41,508)	—	(210,728)
Income tax expense	—	—	—	—	(2)

Net loss	$(169,220)	$(41,508)	—	$(210,728)

Basic and diluted loss per share				$(.01)	(1)

Weighted average shares outstanding				24,501,425

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004 has been adjusted to reflect the following:

(1)	For the purpose of determining pro forma earnings per share, the Company assumed the following equity transactions to be outstanding from January 1, 2005: (1) issuance of 21,000,000 of unregistered pre-split shares of common stock (see below) upon the closing of the Share Exchange Agreement on April 29, 2005 (2) the effect of a 1-for-10 reverse stock split subsequent to the closing of the Share Exchange Agreement (3) the issuance of 19,510,256 unregistered shares to affect the acquisition of Edentify, Inc. associated with the Share Rights Certificate entitling Edentify to receive the balance of shares necessary to give the owner of Edentify and such nominees collectively approximately 88.2% of the Company’s issued and outstanding common stock in exchange for all of the issued and outstanding common stock of Edentify.

(2)	The Company has not provided for any income tax benefit related to its operating losses due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.

The Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2005 has been adjusted to reflect the following:

(1)	For the purpose of determining pro forma earnings per share, the Company assumed the following equity transactions to be outstanding from January 1, 2005: (1) issuance of 21,000,000 of unregistered pre-split shares of common stock (see below) upon the closing of the Share Exchange Agreement on April 29, 2005 (2) the effect of a 1-for-10 reverse stock split subsequent to the closing of the Share Exchange Agreement (3) the issuance of 19,510,256 unregistered shares to affect the acquisition of Edentify, Inc. associated with the Share Rights Certificate entitling Edentify to receive the balance of shares necessary to give the owner of Edentify and such nominees collectively approximately 88.2% of the Company’s issued and outstanding common stock in exchange for all of the issued and outstanding common stock of Edentify.

(2)	The Company has not provided for any income tax benefit related to its operating losses due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2005

		Budgethotel
	Edentify,	Networks,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments		Consolidated

ASSETS
Current assets:
Cash	$60,352	$—	$—		$60,352
Accounts receivable	—	56,540	(53,652)	(2)	2,888
Prepaid expenses	29,735	—	—		29,735
Other assets	75,000	—	(75,000)	(3)	-
Accounts receivable – related party	60	—	—		60

Total current assets	165,147	56,540	(128,652)		93,035

Property and equipment, net	1,304,942	—	—	(2)	1,304,942
Total assets	$1,470,089	$56,540	$(128,652)		$1,397,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,361	$122,586	$(122,586)	(2)	$69,361
Bank overdraft	—	31,278	(30,860)	(2)	418
Notes payable	260,000	16,347	(7,832)	(2)	268,515
Payroll taxes payable	—	1,783	(1,783)	(2)	-
Related party payable	—	15,403	(15,403)	(2)	-
Unearned revenue	—	176,332	(176,332)	(2)	-
Distribution payable	—	—	226,144	(2)	226,144
Accrued expenses and other curr liab.	1,019,696	—	—		1,019,696

Total current liabilities	1,349,057	363,729	(128,652)		1,584,134

Long-Term debt	300,000	—	—		300,000
Commitments and contingencies	—
Stockholders’ equity:
Common stock	—	28,912	(4,411)	(1)	24,501
Additional paid-in capital	5,000	1,507,026	4,411	(1)	1,516,437
Accumulated deficit	(183,968)	(1,843,127)	—		(2,027,095)

Total liabilities & stockholders’ equity	$1,470,089	$56,540	$(128,652)		$1,397,977

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005 has been adjusted to reflect the following:

(1)	On April 29, 2005, Budgethotels Network, Inc. (the “Company”) a public company with common shares outstanding and immaterial net assets, acquired 100% of the outstanding common stock of Edentify, Inc. (“Edentify”) (the “Acquisition”). The Acquisition resulted in the owners and management of Edentify having effective operating control of the combined entity after the Acquisition, with the existing Company’s investors continuing as only passive investors.

Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Edentify for the net monetary assets of the Company, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill intangible is recorded. Under reverse takeover accounting, the post-reverse acquisition comparative historical financial statements of the “legal acquirer” (Budgethotels Networks, Inc.), are those of the “legal acquiree” (Edentify) (i.e. the accounting acquirer). The Securities and Exchange Commission requires that capital transactions consummated after yearend but prior to the issuance of the consolidated financial statements should be given retroactive effect as if the transaction had occurred on January 1, 2005.

Accordingly, the consolidated financial statements of the Company as of December 31, 2004 and for the three months ended March 31, 2005, are the historical financial statements of Edentify for the same periods adjusted for the exchange of the common stock as defined in the Share Exchange Agreement (the “Agreement”) executed at consummation of the Acquisition.

Under the terms of the Agreement, all of the outstanding common shares, $0.0001 par value, of            Edentify were converted, after the effect of a 1-for-10 reverse stock split, into 21,610,256 shares of the Company’s common stock, $0.001 par value, to give the owner of Edentify and nominees collectively approximately 88.2% of the Company’s issued and outstanding common stock. The common stock exchanged, in addition to the existing Company’s shares outstanding, collectively resulted in the recapitalization of the Company. Earnings per share (EPS) calculations include the Company’s change in capital structure for all periods presented. A portion of the 21,610,256 shares of the Company’s common stock after the effect of the 1-for-10 reverse stock split are to be set aside for the satisfaction of a current liability of approximately $806,000 on Edentify’s balance sheet as of March 31, 2005, pursuant to Edentify’s purchase of software and verification technology on March 28, 2005.

(2)	The Company also, in conjunction with the Acquisition and transaction, executed a distribution agreement (the ”Distribution Agreement”) with InfoCenter, Inc. through which the Company carried on all of its operating business activities prior to the exchange of shares. Pursuant to the Distribution Agreement the Company will distribute the shares of InfoCenter, Inc., to the Company’s shareholders of record as of a record date immediately prior to the closing of the transaction with Edentify. The Company recorded a distribution payable amounting to $226,144, on a pro forma basis, as of March 31, 2005 to reflect the distribution of the InfoCenter, Inc. subsidiary.

(3)	Edentify paid $75,000 to the Company as of March 31, 2005, in conjunction with the execution of the Agreement and the satisfaction of subsequent conditions set forth in the Agreement and is also required to pay an additional $75,000 to the Company on or before July 31, 2005. The Company assigned the $150,000 to its wholly-owned subsidiary, InfoCenter, Inc. and is part of the pro forma distribution to shareholders noted in #2 above.